EXHIBIT A


Information Concerning Participants

The following is a list of potential participants (as defined in Instruction 3 to Item 4 of Section 240.14a-101 of the Securities Exchange Act of 1934) who may be soliciting proxies in connection with the Fund's annual meeting on October 6, 2004. Unless otherwise noted, the business address of all participants is The Korea Fund, Inc., c/o Deutsche Investment Management Americas Inc., 345 Park Avenue, New York, NY 10154. Further information concerning the participants will be furnished in the Fund's proxy statement.

Except as disclosed below, none of the participants owns any securities of the Fund, beneficially or of record, or is or was within the past year a party to any contract, arrangement or understanding with any person with respect to such securities. Except as disclosed below, to the knowledge of the participants, none of their associates beneficially owns, directly or indirectly, any securities of the Fund.


---------------------------------- ---------------------------------------- -------------------------
Participant                        Relation to Fund                         Shares of the Fund
                                                                            Beneficially Owned
---------------------------------- ---------------------------------------- -------------------------
Julian F. Sluyters                 President and Chief Executive;           ---
                                   Managing Director, Deutsche
                                   Asset Management
---------------------------------- ---------------------------------------- -------------------------
Robert J. Callander                Director, Chairman of the Board of the   2,500
                                      Fund
---------------------------------- ---------------------------------------- -------------------------
Vincent J. Esposito                Vice Chairman                            ---
                                   of the Board of the Fund;
                                   Managing Director, Deutsche Investment
                                   Management Americas Inc.
---------------------------------- ---------------------------------------- -------------------------
Kenneth C. Froewiss                Director                                 1000
---------------------------------- ---------------------------------------- -------------------------
William H. Luers                   Director                                 475
---------------------------------- ---------------------------------------- -------------------------
Ronaldo A. da Frota Nogueira       Director                                 4,000
---------------------------------- ---------------------------------------- -------------------------
Susan Kaufman Purcell              Director                                 175
---------------------------------- ---------------------------------------- -------------------------
Kesop Yun                          Director                                 ---
---------------------------------- ---------------------------------------- -------------------------
Patricia Rosch                     Director, Deutsche Asset Management      ---
---------------------------------- ---------------------------------------- -------------------------

None of the Fund, the Participants or other representatives of the Fund or, to their knowledge, their associates has any arrangement or understanding with any person with respect to (1) any future employment by the Fund or its affiliates or (2) future transactions to which the Fund or any of its affiliates will be or may be a party. None of the Fund, the Participants or other representatives of the Fund, or to their knowledge, their associates has any material interest, direct or indirect, in any transaction that has occurred since July 1, 2002, or any currently proposed transaction, or series of similar transactions, which the Fund or any of its affiliates was or is to be a party and in which the amount involved exceeds $60,000.

Deutsche Asset Management is the marketing name in the US for the asset management activities of Deutsche Bank AG, Deutsche Investment Management Americas Inc., Deutsche Asset Management, Inc., Deutsche Investment Trust Management Company, Deutsche Bank Trust Company Americas and Scudder Trust Company. Deutsche Investment Management Americas Inc., with headquarters at 345 Park Avenue, New York, NY, is the investment manager for the Fund.